Exhibit No. 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                             BERKSHIRE BANCORP INC.


                                    ARTICLE I

                                     OFFICES

                  1.1 Registered Office. The location of the registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  1.2 Other Offices. The Corporation may, in addition to its registered office in the State of Delaware, establish and maintain an office or offices at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                                 CORPORATE SEAL

                  2.1 Form, etc. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                                   ARTICLE III
                            MEETINGS OF STOCKHOLDERS

                  3.1 Place of Meetings. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place as shall be determined from time to time by the Board of Directors.
                  3.2 Annual Meeting. The annual meeting of stockholders (the "Annual Meeting") shall be held on such date and at such time as may be determined from time to time by resolution of the Board of Directors. At the Annual Meeting the stockholders shall elect, by a plurality vote, a Board of Directors. Any other business which is properly brought before the Annual Meeting may also be transacted thereat.

                  3.3 Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as may be otherwise expressly provided by statute, by the Certificate of Incorporation (as it may be amended from time to time [the "Certificate of Incorporation"]), or by the Bylaws. Whether or not a quorum is present, the presiding officer at any meeting of stockholders or the holders of a majority of the shares so represented thereat, may at any time adjourn the meeting, without notice other than announcement at the meeting (except as may be otherwise provided by law). At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  3.4 Manner of Voting. At all meetings of the stockholders, each stockholder having the right to vote shall be entitled to vote in person, or by duly executed proxy which complies with applicable law and which is filed with the Secretary of the Corporation at or before the time of the meeting.

                  3.5 Required Vote. At each meeting of the stockholders, each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation as of the record date fixed in accordance with these Bylaws, or as otherwise determined, with respect to such meeting. Except as otherwise expressly provided by law, by the Certificate of Incorporation or by these Bylaws, each matter coming before any meeting of the stockholders at which a quorum is present shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereon.

                  3.6 Notices. Notice of each meeting of the stockholders shall be given to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

                  3.7 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board, the President or the Board of Directors, and shall be called by the Secretary at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request by the stockholders shall state the purpose or purposes of the proposed meeting.

                  3.8 Business to be Transacted. The business transacted at each special meeting shall be limited to the purpose or purposes stated in the notice of such meeting.

                  3.9 Order of Business. The order of business at each meeting of stockholders shall be determined by the presiding officer.

                                   ARTICLE IV
                                    DIRECTORS

                  4.1 Powers; Term. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation, and do all such lawful acts, as shall be permitted by law, the Certificate of Incorporation or the Bylaws. A director need not be a stockholder of the Corporation. Each director shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, incapacity, retirement, resignation or removal.

                  4.2 Place of Meetings. The Board of Directors may hold its meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.

                  4.3 Size of Board. The number of directors comprising the Board of Directors shall be such number, not to exceed eleven or be less than three, as may be from time to time fixed by resolution of the Board of Directors. In the event of any increase in the size of the Board of Directors, the Board shall have power to elect each additional director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, incapacity, retirement, resignation or removal. In the event of any decrease in the size of the Board of Directors, such decrease shall take effect at the time of such action by the Board only to the extent that vacancies then exist; and to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding Annual Meeting.

                  4.4 Vacancies. If the office of any director becomes vacant, by reason of death, incapacity, retirement, resignation, removal or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, incapacity, retirement, resignation or removal.

                  4.5 Resignations. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein.

                  4.6 Committees of the Board. By resolutions adopted by the Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of three or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by law), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by the Board. The manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                  4.7 Compensation. The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  4.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

                  4.9 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or the Board of Directors, upon at least 48 hours' prior notice to each director. Except as may be otherwise specifically required by applicable law, the Certificate of Incorporation or the Bylaws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

                  4.10 Quorum. At all meetings of the Board of Directors, the presence in person of a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, if a quorum shall be present the act of a majority of the directors shall constitute the act of the Board.

                  4.11 Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  4.12 Telephone Conference Call. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

                  4.13 Preferred Directors. Anything herein contained to the contrary notwithstanding, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of this Article IV to the extent that the features of their directorships are inconsistent therewith.

                                    ARTICLE V
                                    OFFICERS

                  5.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it deems to be necessary or desirable. Any number of offices may be held by the same person. Except for the Chairman of the Board, an officer need not be a member of the Board of Directors.

                  5.2 Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

                  5.3 Terms of Office. The officers of the Corporation shall hold office for such terms as shall be determined by the Board of Directors. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                  5.4 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He shall also have such other duties as may be from time to time assigned to him by the Board of Directors.

                  5.5 President. The President shall be the chief executive officer of the Corporation. Subject to the supervision and direction of the Board of Directors, he shall have primary responsibility for managing the business and affairs of the Corporation. He shall have supervisory powers over all of the other officers of the Corporation (other than the Chairman of the Board), and shall have all of the powers and duties usually and customarily associated with the office of the President. In the absence or disability of the Chairman of the Board, the President shall preside at meetings of the stockholders and, if he is a member of the Board of Directors, at meetings of the Board of Directors.

                  5.6 Vice Presidents. The Vice Presidents shall have such powers and duties as the Board of Directors or the President may from time to time prescribe.

                  5.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be from time to time delegated to him by the President.

                  5.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the President and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the President.

                                   ARTICLE VI
                                      STOCK

                  6.1 Form of Certificates. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares, and shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary.

                  6.2 Signatures. Any or all of the signatures on a stock certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                  6.3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation (i) an indemnity undertaking in such form as the Board may deem to be appropriate, and/or (ii) a bond in such amount as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  6.4 Transfer. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and the Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                  6.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. Except as may be otherwise required by the Bylaws, by applicable law or stock exchange regulations, or by a contractual undertaking which is binding upon the Corporation, said record date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  6.6 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise provided by law.

                                   ARTICLE VII
                                     CHECKS

                  7.1 Signatures. All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be from time to time designated by the Board of Directors.

                                  ARTICLE VIII
                                   FISCAL YEAR

                  8.1 Determination. The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                   ARTICLE IX
                               NOTICES AND WAIVERS

                  9.1 Notices. Whenever by law, by the Certificate of Incorporation or by these Bylaws it is provided that notice shall be given to any director or stockholder, such notice shall be given in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally or by messenger, (ii) on the first business day following the date of timely deposit with a nationally recognized overnight courier service, if sent by such courier specifying next day delivery, (iii) upon receipt of confirmation of transmission, if transmitted by telecopier; and (iv) on the third business day after mailing, if mailed by postage prepaid first class mail.

                  9.2 Waivers. Whenever by law, by the Certificate of Incorporation or by these Bylaws, a notice is required to be given, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as may be otherwise provided by applicable law.

                                    ARTICLE X
                               AMENDMENT OF BYLAWS

                  10.1 Adoption. The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that notice of the proposed change or new Bylaw shall be given in the notice of the meeting.

                                   ARTICLE XI
                                 INDEMNIFICATION

                  11.1 Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to section 11.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts (including attorneys' fees) paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  11.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to section 11.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such excuses which the Court of Chancery or such other court shall deem proper.

                  11.3 Authorization of Indemnification. Any indemnification under this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in section 11.1 or section 11.2 hereof, as the case may be. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (i) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding (the "Uninvolved Directors"), even though less than a quorum, or (ii) by a committee of such Uninvolved Directors designated by majority vote of the Uninvolved Directors, even though less than a quorum, or (iii) if there are no Uninvolved Directors, or if the Uninvolved Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

                  11.4 "Good Faith" Defined. For purposes of any determination under section 11.3 hereof, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this section 11.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent. The provisions of this section 11.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in section 11.1 or 11.2 hereof, as the case may be.

                  11.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under section 11.3 hereof, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under sections
11.1 and 11.2 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in section 11.1 or 11.2 hereof, as the case may be. Neither a contrary determination in the specific case under section 11.3 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this section 11.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

                  11.6 Expenses Payable in Advance. Expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XI.

                  11.7 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advances of expenses to, the persons specified in section 11.1 and 2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article XI shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in sections 11.1 or 11.2 of this Article XI but whom the Corporation has the power or obligation to indemnify under applicable law, or otherwise.

                  11.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XI.

                  11.9 Certain Definitions. For purposes of this Article XI, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article XI with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, trustee, administrator, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XI.

                  11.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses obligations set forth in this
Article XI shall inure to the benefit of the heirs, executors, administrators and personal representatives of those persons entitled thereto and shall be binding upon any successor to the Corporation to the fullest extent permitted by law. Neither any amendment or repeal of the provisions of this Article XI nor adoption of any provision of the Certificate of Incorporation or of these Bylaws which is inconsistent with the provisions of this Article XI shall adversely affect any right or protection of a person existing at the time of such amendment, repeal or adoption with respect to actions, suits or proceedings relating to acts or omissions of such person occurring prior to such amendment, repeal or adoption.

                  11.11 Limitation on Indemnification. Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification and rights to advancement of expenses (which shall be governed by section 11.6 hereof), the Corporation shall not be obligated to indemnify, or advance expenses to, any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

                  11.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article XI to directors and officers of the Corporation.